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                                                                   EXHIBIT 11(b)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2003 of Citizens Funds (the "Registrant").

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer's knowledge,:

     1. The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; (15 U.S.C. 78m(a) or
78o(d); and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


     Date: March 08, 2004                    /s/ Sophia Collier
                                             ------------------
                                             Sophia Collier
                                             Principal Executive Officer

     Date: March 08, 2004                    /s/ Sean P. Driscoll
                                             --------------------
                                             Sean P. Driscoll
                                             Principal Financial Officer


This certification is being furnished soley pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.